UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota	1-7707	41-0793183
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota		55432
(Address of principal executive offices)		(Zip Code)
(763) 514-4000
(Registrant’s telephone number, including area code):
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(b) Resignation of Certain Officers
As previously announced, William A. Hawkins will retire as Chairman of the Company’s Board of Directors, as Chief Executive Officer of the Company, and as a member of the Company’s Board of Directors, effective as of June 13, 2011.
(c) Appointment of Certain Officers
At a meeting of the Company’s Board of Directors on May 10, 2011, the Board elected Omar Ishrak, age 55, to serve as Chairman of the Board of Directors and Chief Executive Officer of the Company, effective as of June 13, 2011.
Mr. Ishrak has been a long-time executive at General Electric (GE). Since 2009, Mr. Ishrak has been President and CEO of GE Healthcare Systems, a $12 billion division of GE Healthcare. From 2005 to 2008, Mr. Ishrak was President and CEO, GE Healthcare Clinical Systems. From 1995 to 2004, Mr. Ishrak was President and CEO of GE Healthcare Ultrasound and BMD. Mr. Ishrak earned a Bachelor of Science degree and Ph.D. in Electrical Engineering from the University of London, King’s College.
(d) Appointment of Directors
As noted above, at a meeting of the Company’s Board of Directors on May 10, 2011, the Board elected Mr. Ishrak to serve as a member of, and as Chairman of, the Board of Directors, effective June 13, 2011.
(e) Compensatory Agreements and Arrangements
In connection with Mr. Ishrak’s hiring and election to the positions of Chairman of the Board and Chief Executive Officer, the Company entered into a letter agreement (the “Agreement”) with Mr. Ishrak. Mr. Ishrak’s employment will be on an at-will basis until terminated by either party. As Chairman of the Board and Chief Executive Officer, he will be entitled to the following compensation and benefits consistent with the Company’s compensation philosophy and policies for its Chief Executive Officer: (1) annual base salary of $1,350,000; (2) an incentive under the Medtronic Incentive Plan (“MIP”) of 140% of base salary at target (guaranteed at no less than full target for FY 2012), and with an FY 2012 maximum incentive of 225% of target, subject to achievement of applicable performance objectives; (3) participation in the Company’s Long-Term Performance Plan with an FY 2012 initial award having a grant date value of at least $8,450,000 when granted in June 2011 at the time that the Compensation Committee makes the annual long-term incentive performance grants for all senior executive officers; (4) participation in all of the Company’s employee benefit plans and programs for its senior executives, annual paid vacation, and Company-provided $40,000 annual business allowance; (5) relocation benefits under the Company’s executive relocation policy; (6) a make-whole sign-on cash award of $650,000, which is intended to replace the value of foregone incentive compensation at his prior employer, subject to repayment if Mr. Ishrak is terminated for Cause or terminates without Good Reason (each as defined in the Agreement) on or before December 31, 2011; and (7) reimbursement for up to $50,000 of his reasonable attorneys fees in connection with the negotiation and documentation of the Agreement.

In addition, in order to compensate Mr. Ishrak in part for other compensation foregone at his prior employer, (x) a make-whole performance vested RSU award of 177,557 RSUs under the Company’s 2008 Stock Award and Incentive Plan (the “Stock Plan”) (of which 5,918 are subject to forfeiture if certain options at Mr. Ishrak’s prior employer become vested and exercisable), which is intended to replace in part the value of equity awards foregone at his prior employer, vesting 35% on the first anniversary of Mr. Ishrak’s employment commencement date and 21 2/3% on each of the second, third and fourth anniversaries of such date, subject in each case to the Company’s achievement of at least $1.00 EPS (the “Minimum Earnings Goal”) for the fiscal year ending immediately prior to the applicable anniversary date (“Performance Vested RSUs”) and (y) a make-whole time vested RSU award of 248,580 RSUs under the Stock Plan, which is intended to replace in part the value of supplemental retirement benefits foregone at his prior employer, cliff vesting on the fourth anniversary of Mr. Ishrak’s employment commencement date (“Time Vested RSUs”).
In the event Mr. Ishrak’s employment is terminated by the Company without Cause or by Mr. Ishrak for Good Reason (each as defined in the Agreement), separation benefits due Mr. Ishrak will be (i) a pro rata MIP incentive for the year of termination based on actual performance and paid when MIP incentives are paid generally, (ii) a lump sum equal to 2 times the sum of Mr. Ishrak’s annual base salary and target annual cash MIP incentive, (iii) the value of 24 months of continued health and dental benefits, (iv) full vesting of the Time Vested RSUs and (v) full satisfaction of the time vesting requirement of the Performance Vested RSUs, but subject to the Company’s achievement of the Minimum Earnings Goal for each remaining tranche of Performance Vested RSUs. The separation benefits payments are subject to Mr. Ishrak’s delivery to the Company of an executed general release, resignation from all offices, directorships and fiduciary positions with the Company and continued compliance with the restrictive covenants below.
Mr. Ishrak will enter into a standard Change of Control Employment Agreement on the same form as all other officers of the Company. If a termination of employment described in the preceding paragraph occurs in anticipation of or within three years after a Change of Control, the above separation benefits are modified to provide a severance payment multiple of “three” and 36-month payment period, instead of “two” and 24 months. In addition in the event of a Change of Control, the Minimum Earnings Goal with respect to the Performance Vested RSUs will cease to be applicable. Consistent with the Company’s previously announced policy regarding its Change of Control Employment Agreements, Mr. Ishrak will not be entitled to any payment (including any tax gross-up) respecting taxes he may owe under Internal Revenue Code Section 4999 (so-called “golden parachute taxes”).
Mr. Ishrak will enter into a standard Employee Agreement with the Company on the same form as all other officers of the Company, which contains provisions relating to confidentiality, post-employment restrictions and inventions. Mr. Ishrak will be subject to standard non-competition restrictions for two years and standard non-solicitation restrictions for one year following his termination of employment for any reason.
A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Letter Agreement dated May 11, 2011 by and between the Company and Mr. Ishrak.
99.1	Press release, dated May 11, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel and Corporate Secretary

Date: May 11, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated May 11, 2011 by and between the Company and Mr. Ishrak.
99.1	Press release, dated May 11, 2011.